EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of our report dated January 24, 2002, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

BDO Seidman, LLP

New York, New York
November 14, 2002